Schedule A

to

AMENDED AND RESTATED

EXPENSE LIMITATION AGREEMENT

Dated:                June 1, 2018

Revised:            November 16, 2022

Expense Limited Fund	End of Initial Term
PIMCO Dividend and Income Fund	October 31, 2019
PIMCO RAE Emerging Markets Fund	October 31, 2019
PIMCO RAE Global ex-US Fund	October 31, 2019
PIMCO RAE International Fund	October 31, 2019
PIMCO RAE US Fund	October 31, 2019
PIMCO RAE US Small Fund	October 31, 2019
PIMCO REALPATH® Blend Income Fund	October 31, 2019
PIMCO REALPATH® Blend 2025 Fund	October 31, 2019
PIMCO REALPATH® Blend 2030 Fund	October 31, 2019
PIMCO REALPATH® Blend 2035 Fund	October 31, 2019
PIMCO REALPATH® Blend 2040 Fund	October 31, 2019
PIMCO REALPATH® Blend 2045 Fund	October 31, 2019
PIMCO REALPATH® Blend 2050 Fund	October 31, 2019
PIMCO REALPATH® Blend 2055 Fund	October 31, 2019
PIMCO REALPATH® Blend 2060 Fund	October 31, 2021
PIMCO REALPATH® Blend 2065 Fund	October 31, 2024

PIMCO Equity Series	PACIFIC INVESTMENT MANAGEMENT COMPANY LLC

By:	By:

Name: Title:	Name: Title: